NOTICE OF ANNUAL MEETING OF STOCKHOLDERS





                                                  March 20, 1997



To the Stockholders of

     Escalade, Incorporated

     You are hereby notified that the Annual Meeting of the Stockholders of Escalade, Incorporated will be held at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana, on Saturday, April 26, 1997 at 2:00 P.M., local time, for the following purposes:

     1.   To elect to the Board eight (8) Directors as set forth herein.

     2. To approve the Company's 1997 Director Stock Compensation and Option Plan as adopted by the Board of Directors on February 22, 1997.

     3. To approve the Company's 1997 Incentive Stock Option Plan as adopted by the Board of Directors on February 22, 1997.

     4.   To approve the appointment of the firm Geo. S. Olive &
          Co.LLC, to serve as independent auditors for the Company for the year 1997.

     5. To transact such other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting.

     All persons who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

                                      By order of the Board of Directors

                                              John R. Wilson
                                              --------------
                                              JOHN R. WILSON

                                           Vice President & Chief
                                            Financial Officer




                                   PROXY STATEMENT


     The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), 817 Maxwell Avenue, Evansville, Indiana 47717 ((812) 467-1200) is soliciting proxies the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Saturday, April 26, 1997, at 2:00 p.m. local time. Each of the 3,094,051 shares of common stock outstanding on February 28, 1997 is entitled to one vote on all matters acted upon at the meeting and only Stockholders of record on the books of the Company at the close of business on February 28, 1997 will be entitled to vote at the meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted. The proxy statement is being mailed to shareholders on or about March 20, 1997.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by Directors, Officers, and other regular employees of the Company, who will receive no compensation therefore in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

     The Annual Report of the Company for the year of 1996 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.








                              CERTAIN BENEFICIAL OWNERS

     Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.  Such beneficial owner under this definition needs not enjoy the economic benefit of such securities.  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by its Executive Officers and by
the only stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the
Company as of February 28, 1997.


Title of       Name and Address              Amount and Nature        Percentage
 Class         of Beneficial Owner           of Ownership             of Class
--------------------------------------------------------------------------------------------
                                            Executive Officers

Common Stock        Robert E. Griffin                  546,625 (1)               17.7% (1)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        C. W. "Bill" Reed                   96,444 (2)                3.1% (2)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

Common Stock        John R. Wilson                      39,815 (3)                1.3% (3)
                    817 Maxwell Avenue
                    Evansville, Indiana  47717

                                Other 5% Stockholders

Common Stock        Lida M. Kinnicutt                  234,395               7.6%
                    11 Highwood Road
                    Bloomfield, Connecticut  06002

Common Stock        Andrew and Charmenz Guagenti       244,902 (4)                7.9% (4)
                    216 Water Street
                    Newburgh, Indiana  47630

(1) Includes 208,050 shares held by his spouse and 49,800 shares held by his children. Mr. Griffin disclaims beneficial ownership of
         those shares.   Also, includes 672 shares held jointly with his
         spouse and 6,900 shares issuable upon exercise of outstanding stock options.

(2) Includes 23,000 shares issuable upon the exercise of outstanding stock options.

(3) Includes 1,731 shares held by his spouse. Mr. Wilson disclaims beneficial ownership of those shares. Also includes 17,250 shares issuable upon exercise of outstanding stock options.

(4) Includes 123,355 shares owned by Mr. Guagenti directly and in his directed IRA and 121,547 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

         The executive officers of the Company are as follows: Robert E. Griffin (age 62), Chairman and Chief Executive Officer, C.W.
(Bill) Reed (age 50), President and Chief Operating Officer, and
John R. Wilson (age  55), Vice President and Chief Financial
Officer.   The executive officers' terms expire April 26, 1997.


                                      ITEM NO. 1
                                ELECTION OF DIRECTORS

         The Board of Directors voted to set the size of the Board at eight members.  All persons proposed for election to the Board of Directors are presently Directors except C.W. "Bill" Reed.  Those persons whose names are set forth below are standing for election.  The term of  office of the Directors is until the next meeting of the stockholders and until their successors are elected and qualified.

Information with respect to each of the Directors is set forth as follows:
                                                                  Shares of Common
                                                                Stock of the Company
                                                                Beneficially owned on
                                                                 February 28, 1997
Name and Principal Occupation                    Director                   Percent of
During the Past Five Years                       Since (1) Age    Number    Class
--------------------------------------------------------------------------------------------
Yale A. Blanc-Consultant to Martin Yale           1972      75   33,499 (2)     1.1% (2)
 Industries, Inc.(a subsidiary of the Company)

Gerald J. Fox-Private Investor,
Senior Vice President of Oppenheimer & Co.,
Inc. in the Institutional Sales Department
from 1984 till 1992. (3)                          1968      62    91,075 (4)    2.9% (4)

Robert E. Griffin-Chairman and Chief
Executive Officer of the Company since
March, 1994, Previously President
and Chief Executive Officer since 1976            1973      62   546,625 (5)   17.7% (5)

Blaine E. Matthews, Jr.-Director and
Corporate Secretary of Matthews 1812
House, Inc. since 1979, a mail order
supplier of cakes and food gifts. (3)             1965      59    98,071        3.2%

Robert D. Orr-Private Investor,
Ambassador to Singapore from 1989
till 1992 and Governor of the State
of Indiana from 1981 till 1989                    1992      79   100,785 (6)    3.3% (6)

C. W. "Bill" Reed-President and Chief
Operating Officer of the Company since
February, 1994 and President of Martin
Yale Industries, Inc. since 1980                   --       50     96,444 (7)   3.1% (7)

A. Graves Williams, Jr.-Private
Investor, President and Director
of The Irwin Company, Wilmington,
Ohio, a manufacturer of drill bits,
screwdrivers, measuring tapes and
similar tools, from 1978 till 1993. (3)           1958      64     81,819 (8)   2.6% (8)

Keith P. Williams-President of
Good Earth Tools, Inc., Crystal City,
Missouri since 1964, a company special-
izing in wear-proofing with tungsten
carbide. (3)                                      1982      69     67,233 (9)   2.2% (9)

All (9) Directors and Executive Officers as a Group             1,155,366      37.3%


(1)      On March 8, 1973 the Board of Directors of the Williams
         Manufacturing Company became the Board of  Directors of Escalade,
         Incorporated pursuant to an Agreement and Plan of reorganization under which the Williams Manufacturing Company merged into Escalade. The nominees whose period began prior to 1973 were directors of Williams since the dates shown.

(2) Includes 4,243 shares held by his spouse, Mr. Blanc disclaims beneficial ownership of those shares.

(3)      Mr. A. Graves Williams, Jr., Mr. Keith P. Williams, and Karen
         Williams Fox are first cousins. Mr. Gerald J. Fox is married to Karen Williams Fox. Lida M. Kinnicutt is the sister of Blaine E.
         Matthews, Jr. All such persons disclaim beneficial ownership of shares held by any of the foregoing persons of whom he or she is related.

(4) Includes 54,535 shares held by his spouse and 2,000 shares held by Mr. Fox as trustee for the benefit of H. P. Korn. Mr. Fox disclaims beneficial ownership of those shares.

(5)      See note (1) under "Certain Beneficial Owners".

(6) Includes 15,734 shares held by his spouse. Mr. Orr disclaims beneficial ownership of those shares.

(7)      See note (2) under "Certain Beneficial Owners".

(8) Includes 81,802 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(9) Includes 3,829 shares held by his spouse and 8,173 shares held by Good Earth Tools, Inc. Mr. Williams disclaims beneficial ownership of those shares.

         While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.





 BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS


         The Board of Directors of the Company currently consists of one member who is an executive officer (Robert E. Griffin) and six non-employee members (Yale A. Blanc, Gerald J. Fox, Blaine E. Matthews, Jr.,
Robert D. Orr, A. Graves Williams, Jr., and Keith P. Williams).  Mr.
Reed, a nominee for director, is an executive officer of the Company.

         During 1996 the Board of Directors had four meetings.  All
Directors attended 100% of the meetings except Mr. A. Graves Williams,
Jr. who attended 50% of the meetings.

         The Company has a standing Audit Committee of the Board of Directors. The Audit Committee is composed of Blaine E. Matthews, Jr.
and A. Graves Williams, Jr. It held one meeting in 1996. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, and (3) recommend the firm of independent certified public accountants to be engaged by the Company.

         The Board of Directors has a Compensation Committee consisting of Gerald J. Fox and A. Graves Williams, Jr. This committee met one time in 1996 to review salaries and compensation levels within the Company.
The Board of Directors also has a Stock Option Committee consisting of
A. Graves Williams, Jr., Gerald J. Fox and Keith P. Williams. This committee did not meet during 1996 because the incentive stock option plan expired in 1994 and no option awards were possible. The Board of Directors has no nominating committee.

         To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 1996 except for Gerald J. Fox, Blaine E. Matthews, Jr., Robert D. Orr and A. Graves Williams, Jr. who each had one delinquent Form 4 filing.





                   EXECUTIVE COMPENSATION



Summary


         The following table is a summary of the compensation paid by the Company to Messrs. Griffin, Reed, and Wilson for the last three years.

                                    Annual                       Long Term
                                   Compensation                  Compensation
                               -----------------------------     -------------


Name and                                           Other Annual       Stock         All Other
Principal              Year    Salary      Bonus   Compensation       Options       Compensation
Position                       $           $       $(2)               (# Shares)    $(3)

Robert E. Griffin       1994    115,538     44,183       28,769       ---------          6,998
Chairman, CEO           1995    116,816     44,872       31,468       ---------        134,735
and Director            1996    116,000(1) 185,000       34,420       ---------         70,746(4)

C.W. "Bill" Reed        1994    175,000     74,441       14,385         11,500           7,531
President and           1995    179,900     87,500       15,734       ---------          7,187
COO                     1996    183,518(1)  289,755      17,210       ---------          8,033

John R. Wilson          1994     74,539      29,456      10,745          5,750           5,479
Vice President          1995     74,014      29,915      11,753        --------          2,154
and CFO                 1996     75,000(1)  100,000      12,856        --------          3,664

(1) Of the amounts shown, the following was deferred pursuant to the Company's 401K retirement plan; Mr. Griffin ($8,150), Mr. Reed ($9,500) and Mr. Wilson ($6,792). This amount also includes directors fees for Mr. Griffin ($26,000).

(2) The amounts shown are the interest earned pursuant to the Company's deferred compensation plan.

(3) In 1996, the amounts shown include the Company's contribution to the 401K retirement plan; Mr. Griffin ($2,664), Mr. Reed ($7,859) and
Mr. Wilson ($2,220) and the dollar value of the group term life insurance premiums paid by the Company; Mr. Griffin ($2,282), Mr. Reed ($174) and Mr. Wilson ($1,444).

(4) This amount also includes the dollar value ($65,800) of the benefit of premiums paid by the Company in 1996 for a split-dollar life insurance policy for Mr. Griffin. The Company has a collateral assignment from the policy equal to its payments. The Company will be reimbursed for all premium payments made by the company relating to the policy in the event of death or from cash value of the policy at the time of termination of the split-dollar agreement.

                        Stock Options


         In 1996, no stock options were granted to any of the Company's executive officers nor did any such persons exercise any stock options. The following table shows the number of outstanding stock options held by such persons and the possible value of such options as of December 28, 1996.



        AGGREGATED OPTION EXERCISES IN 1996 AND YEAR END OPTION VALUES
                                                                        Value of
                                                        Number of       Unexercised
                                                        Unexercised     In-The-Money
                        Shares                          Options At      Options At
                        Acquired                        12/28/96        12/28/96
                          on            Value           Exercisable/    Exercisable/
                        Exercise        Realized        Unexercisable   Unexercisable
Name                     (#)            $                 (#)            $(1)
-------------------------------------------------------------------------------------
Robert E. Griffin      --------        ---------         5,175/1,725     9,419/ 3,139
C. W. "Bill" Reed      --------        ---------        15,525/7,475    46,558/12,851
John R. Wilson         --------        ---------        12,650/4,600    42,245/ 8,539


(1) The value of unexercised options is calculated by determining the difference between $8.75 per share, the last reported sale price of the common stock on the Nasdaq National Market on December 28, 1996, and the exercise price of the option as of such date, multiplied by the number of shares subject to the option.


Compensation of Directors

         During 1996 non-employee Directors of the Company received a retainer of $5,000 and a regular meeting fee of $2,000 for each meeting attended. The Chairman of the Audit Committee and the Compensation Committee received a $1,000 Chairman fee. Directors are reimbursed for their expenses incurred for attending the meetings.

         Mr. Griffin received $18,000 for performing his duties as Chairman of the Board and for serving on the Board of Directors and its committees. Mr. Griffin also receives a fee of $2,000 for each meeting attended.




Compensation and Stock Option Committee Report on Executive Compensation

         Executive compensation is determined by the Compensation Committee of the Board of Directors. Stock option grants are determined by the Stock Option Committee of the Board of Directors. Both committees are comprised entirely of non-management Directors. Based on the Company's past compensation practices, the Company does not currently believe that
Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.



            Report of the Compensation Committee

         The Company's compensation package for its executive officers consists primarily of base salary, incentive profit sharing bonuses and stock option grants. Stock option grants are determined by the Stock Option Committee and are discussed under that Committee's separate report. Base salaries and incentive profit sharing bonuses are determined by this Committee.

         In general, base salary levels are set at the beginning of each year at levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Committee also subjectively reviews the individual performance of each executive officer. For 1996, in view of the increased income from operations to an income of $447,733 in 1995 from a loss of $2,403,421 in 1994 the Committee believed that some base salaries should be held at the same level and some not increased more than 3%. The Committee honored Mr. Griffin's request that his base salary not be increased for 1996.

         This Committee believes that a significant portion of total annual cash compensation should be subject to the Company's actual performance achieved in that year. Consequently, the incentive profit sharing bonuses of the Company's executive officers can be a significant percentage of their overall compensation. Each of the Company's subsidiaries has in place an incentive profit sharing plan where the amounts payable thereunder are based primarily upon the subsidiary's after tax return on equity and after tax return on assets and, to a lesser degree, upon the results of customer satisfaction surveys. At the beginning of each year, the Committee reviews, approves and/or modifies target levels suggested by management for each of these three components for each subsidiary.

         If the subsidiary meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the subsidiary's employees. An additional 20% of any amounts payable under the subsidiary's incentive profit sharing plan is payable to the Company. The Company in turn distributes the incentive compensation received from each subsidiary to the Company's executive officers based on a pre-determined percentage. Accordingly, each executive officer's incentive profit sharing is directly linked to the performance by each of the Company's operating subsidiaries. The percentage and amount attributable to each individual executive officer is reviewed by this Committee on an annual basis. This Committee approved Mr. Griffin's portion, under the plan, of $185,000 for 1996.

         In 1996, the Company's office and graphic arts machines and equipment subsidiary and the company's sporting goods subsidiaries exceeded their target levels for each of the three incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 1996 bonus amounts paid to Mr. Griffin and the Company's other executive officers were generated from the Company's office and graphic arts machines and equipment subsidiary and the Company's sporting goods subsidiaries. After incentive profit sharing and taxes the Company's consolidated net income of $5,247,117 generated a R.O.A. (on average beginning and ending assets) of 9.4% and a R.O.E. (on beginning equity) of 22.5%.

Gerald J. Fox                           A. Graves Williams, Jr.




              Report of Stock Option Committee

         The Company maintains a Stock Option Committee of the board of Directors, whose primary purpose is to determine annual stock option grants to the Company's executive officers and other eligible employees. No stock options were granted in 1996 due to the expiration of the Company's 1984 Incentive Stock Option Plan in 1994.

         The Stock Option Committee continues to believe that stock options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company. Beginning in 1995 and continuing in 1996, the members of the Stock Option Committee and other members of the Company's Board of Directors have considered ways in which the Company could more effectively use stock options to motivate enhanced performance throughout the Company. Upon the conclusion of such studies and analysis, the Stock Option Committee recommends that the Company adopt new stock option plans as further explained in this Proxy Statement.


A. Graves Williams, Jr.              Gerald J. Fox           Keith P. Williams





Compensation Committee and Stock Option Committee Interlocks and Insider Participation

   In 1996, Messrs. Fox, Graves Williams and Keith Williams were non-employee Directors of the Company and comprised the Company's
Compensation and Stock Option Committees. No other Director or executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs.
Fox, Graves Williams or Keith Williams.




Financial Performance

         The graph below compares the Company's cumulative shareholder return on Company common stock to a broad equity market index and to an industry index for the past five years. The broad equity market index selected by the Company is the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) which includes all domestic companies traded on the Nasdaq market as are the Company's shares. The published industry index selected by the Company is the Nasdaq Total Return
Industry Index for Nasdaq Non-Financial Stock which is comprised of all Nasdaq traded companies having the standard industrial classification
(SIC) code of 1 through 59 and 70 and above, which are all of the non-financial industries (SIC) codes. The Company's SIC code falls within these parameters and the Company is not aware of any other single company that is engaged in both the same industries as Escalade.

        The following graph assumes the investment of $100 in the Company's common stock on December 31, 1991 and the investment of an equal amount in each of the above referenced indices.

                                  1991    1992    1993    1994    1995    1996

Escalade                       100.000  126.392 178.935 110.412  90.799  211.864

Nasdaq U. S.                   100.000  116.378 133.595 130.587 184.674  227.164

Nasdaq Non-Financial           100.000  109.394 126.300 121.444 169.244  205.629


      The Company's line graph has been plotted based upon its actual year end dates which is the last Saturday in December of each year. The line graphs for each of the two indices have been plotted based upon the last trading date in such calender years.




Other Securities Filings


        The information contained in this Proxy Statement under the sub-headings "Compensation and Stock Options Committees" and "Financial Performance" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).


                         ITEM NO. 2
APPROVAL OF 1997 DIRECTOR STOCK COMPENSATION AND OPTION PLAN

Background

    The Board of Directors is proposing for Stockholder approval the Escalade, Incorporated 1997 Director Stock Compensation and Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to strengthen the link to the common interests of Stockholders as well as enable the Company to attract and retain outstanding individuals to serve as members of the Board of Directors by providing such persons opportunities to acquire shares of the Company's common stock.

    The following description of the Directors Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Directors Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Description of Plan

    The Directors Plan reserves 100,000 shares of the Company's common stock for issuance to members of the Board of Directors who elect to receive their annual retainer fee, regular meeting fees or chairman fees in shares of common stock, and for grants of non-qualified stock options to those directors. All members of the Board of Directors are eligible to participate in the Directors Plan whether or not they are salaried officers or employees of the Company or any subsidiary. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares, those shares may again be used for new awards under the Directors Plan.

    Each Director may make an election to receive 25%, 50%, 75% or 100% of his or her annual retainer fee, regular meeting fees or chairman fees in shares of common stock on the last day of the retainer period determined by dividing the elected portion of fees by the fair market value of one share of the Company's common stock as of the first day of the retainer period. Each Director receiving shares of common stock in accordance with the foregoing election shall automatically be granted a nonqualified stock option on that date at an option price equal to the fair market value of the common stock on that date. The number of shares subject to the option shall be equal to fifty percent of the number of shares to be received by the Director pursuant to the election described above. In all instances fractions will be disregarded and the remaining amount of such fees will be paid in cash.

Terms of Option Grants

    Each option is granted for a term of five years and becomes fully exercisable after two years from the date of grant. The option price must be paid in cash.

    No option granted under the Directors Plan shall be transferable, otherwise than by will or, if the Director dies intestate, by the laws of descent and distribution. All options shall be exercisable during the Director's lifetime only by the Director or his legal representative. Notwithstanding the foregoing, an option may be transferable to the Director's immediate family or trusts or family partnerships for the benefit of such persons. In the event of a Director's death or retirement, such options may be exercised within one year after the Director's death or retirement.

    The Board of Directors of the Company may suspend or terminate the Directors Plan at any time. The Board of Directors may also amend the Directors Plan from time to time in such respects as the Board of Directors may deem advisable, except for increasing shares reserved under the Directors Plan, which needs Stockholder approval.

    The Directors Plan contains provisions for automatic adjustment of awards in the event of a merger, consolidation, or reorganization, or issuance of shares by the Company without new consideration.

Federal Tax Treatment

    A Director will recognize ordinary income upon the payment of the elected portion of fees in stock in an amount equal to the fair market value of the stock on the date of receipt and the Company will be entitled to a deduction in the same amount.

    A Director will not recognize taxable income at the time of the grant of the option. The Director will recognize ordinary income upon the exercise of an option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount paid for the stock.

    As a result of the optionee's exercise of an option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

Other Information

    Based on total directors' retainer and meeting fees paid in fiscal year 1996, if all directors elect to receive shares in lieu of all annual retainers, regular meeting fees and chairman fees, under the Directors Plan all directors on a cumulative basis would receive during fiscal year 1997 9,375 shares of the Company's common stock and stock options totaling 4,687 shares of the Company's common stock, based on the price of the Company's common stock of $10.88 per share as of the close of business on February 28, 1997.

    The affirmative vote of holders of a majority of the shares of common stock represented and entitled to vote at the meeting is required for approval of the Directors Plan. Abstentions will count as a vote against the proposal, but broker nonvotes will have no effect.

    The Board of Directors recommends a vote FOR approval of the Escalade, Incorporated 1997 Director Stock Compensation and Option Plan.



                         ITEM NO. 3.
        APPROVAL OF 1997 INCENTIVE STOCK OPTION PLAN

Background

    The Board of Directors is proposing for Stockholder approval the Escalade, Incorporated 1997 Incentive Stock Option Plan (the "Option Plan"). In the opinion of the Board of Directors, stock option plans are successful in encouraging ownership of the Company's common stock by corporate officers and key managerial personnel of the Company. Stock option plans provide additional incentives for these employees to contribute to the success of the Company and to assist the Company in attracting and retaining the services of outstanding employees.

    The following description of the Option Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Option Plan, a copy of which is attached as Exhibit B to this Proxy Statement.



Material Features of the Option Plan

    The Option Plan provides for the granting of incentive stock options to corporate officers and key managerial personnel of the Company for the purchase of a maximum of 300,000 shares of the Company's common stock. Such maximum is subject to adjustment upon the occurrence of contingencies set forth in Section 12 of the Option Plan. The Company's three executive officers and approximately 40 additional key employees are currently considered eligible to participate in the Option Plan. Directors of the Company who are not also employees are not eligible to participate in the Option Plan.

    The Option Plan will be administered by the Stock Option Committee of the Board of Directors. Grants of options under the Option Plan may be awarded by the Committee to the key employees whose responsibilities and performance merit special recognition based upon such criteria as the Committee may apply from time to time. Subject to the provisions of the Option Plan, the Committee will have other general supervisory and interpretative authority and will determine the dates of grants, the number of shares to be granted under the options, and the terms of exercise of the options. In all events, the Committee has discretion as to the actual number of options granted and the grantees in each year.

    Options granted under the Option Plan will be exercisable for up to five years from the date of grant. The exercise price for options granted under the Option Plan will be not less than 100% of the fair market value of the Company's common stock on the date of grant, except that in the case of options granted to employees who own more than 10% of the voting shares of the Company, the exercise price will be not less than 110% of the fair market value of the Company's common stock on the date of grant.

    The Option Plan permits payment of the option exercise price to be made by delivering shares of the Company's common stock, including an exchange of shares to be received on exercise of an option. The end result of such an exchange would be that the exercising option holder would receive a net number of shares from the option exercise equal to the difference between the total number of shares for which exercise was requested and that number of shares the fair market value of which is equal to the exercise price to be paid by delivery of shares.

    Under the Option Plan the Company requires an exercising option holder to make payment to the Company sufficient to cover applicable withholding taxes on the option exercise transaction. The Company will retain from the total number of shares for which exercise was requested that number of shares the fair market value of which is equal to the amount of such taxes unless the exercising option holder elects to make such payment to the Company in cash.

    Options granted under the Option Plan are not transferable, except by will or by the laws of descent and distribution. The options are exercisable only by the option holder or the option holder's estate.
Each option must be exercised no later than three months after the termination of the option holder's employment with the Company or a parent or subsidiary corporation of the Company, except in cases where termination is due to death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")).

    The Company wishes to maintain an option holder's rights in the event of a change in control of the Company (defined in the Option Plan as any event or transaction which would result in (i) any person beneficially owning 40% or more of the Company's outstanding voting securities
(unless arranged or approved in advance by the Company's Board of Directors), (ii) the Company not being the surviving corporation or, if the surviving corporation, where the Company's common stock is converted into shares of any other company (other than in a reincorporation), or
(iii) a change in control as determined in the discretion of a majority of the Company's Board of Directors). Therefore, the Option Plan provides that any outstanding options which have not fully vested as of the date of such change in control shall automatically vest and become immediately exercisable unless the option holder agrees otherwise.



    The Option Plan will terminate no later than April 25, 2007. The Board of Directors may amend the Option Plan, but no amendment may cause the Option Plan to fail to qualify as a plan for the issuance of "incentive stock options" under Section 422 of the Code. Also, the Company's Board of Directors may not amend the Option Plan without the approval of the Stockholders if such amendment would increase the maximum number of shares issuable under the Option Plan, change the minimum price at which shares may be optioned or take any other action for which the applicable tax, securities or other laws require Stockholder approval. Any amendment of the Option Plan shall apply to all options granted on or after the date of such amendment. If such amendment were also applied to options granted prior to the date of the amendment and would adversely affect the rights of such option holder, the amendment may be made with regard to such prior options only with the consent of such option holder.

Federal Tax Consequences

    Options granted under the Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Code and to receive the favorable tax treatment afforded thereunder. If an option holder disposes of shares received upon the exercise of an option after the later of two years after the date of grant of the option or one year after the date of exercise, and if the option holder is an employee of the Company (or a parent or subsidiary corporation of the Company, or a corporation or parent or subsidiary corporation of such corporation issuing or assuming the option in a transaction to which Section 424(a) of the Code applies) or the disposition of the shares occurs either within the three-month period immediately following the termination of such employment for reasons other than death or permanent disability or within the applicable period provided by the Code for termination due to death or permanent disability, any gain or loss recognized by the option holder upon disposition of such shares will be long-term capital gain or loss. The option holder's basis in the shares for tax purposes (other than for purposes of the alternative minimum tax) will be the amount of the option holder's exercise price for such shares. The excess of the fair market value of the option shares at the time of exercise over the exercise price will be treated as an item of adjustment, however, and such excess may be taxed in the year of exercise under the alternative minimum tax provisions as a result of such treatment. The fair market value of the option shares at the time of exercise of the option will be the option holder's basis in the shares for the alternative minimum tax computation in the year of disposition.

    Options for shares which are exercisable for the first time by any option holder during any calendar year which have an aggregate fair market value in excess of $100,000 shall be treated as options which are not "incentive stock options," in accordance with Section 422(d)(1) of the Code. The option holder will recognize ordinary income at the time of exercise of the options exceeding the $100,000 threshold and the Company will receive a corresponding deduction. The amount of ordinary income recognized will be equal to the excess, if any, of the fair market value of the shares underlying such options on the exercise date over the exercise price for the shares.

    Except as described below, the Company will not be allowed a deduction for federal income tax purposes upon the grant or exercise of options under the Option Plan or upon the sale of shares received upon exercise thereof. If an option holder disposes of the shares purchased upon the exercise of an option before the later of two years after the date of grant of the option or one year after the exercise, the option holder will recognize ordinary income at the time of disposition of the shares acquired on exercise. The amount of ordinary income recognized will be equal to the excess, if any, of the fair market value of the shares on the exercise date or the amount realized, if less, over the exercise price for the shares. The Company may deduct an amount equal to the taxable income so recognized by the option holder in the taxable year the disposition occurred. Any excess amount realized will be treated as gain from the sale of a capital asset under the rules described above. If the holding period is met but the option holder was not an employee of the Company at all times from the date of grant of the option until, in the case of termination for reasons other than death or permanent disability, the date three months prior to the date of exercise or, in the case of death or permanent disability, the applicable date provided by the Code, the option holder will recognize the excess of the fair market value of the shares over the exercise price as ordinary income and the Company will receive a corresponding deduction. The restrictions do not apply to the estate or heir of a deceased option holder that exercises an option or holds shares acquired upon exercise of an option.


    The affirmative vote of holders of a majority of the shares of common stock represented and entitled to vote at the meeting is required for approval of the Option Plan. Abstentions will count as a vote against the proposal, but broker nonvotes will have no effect.

    The Board of Directors recommends a vote FOR the approval of the Escalade, Incorporated 1997 Incentive Stock Option Plan.


                         ITEM NO. 4
                    APPROVAL OF AUDITORS

     The Management proposes and recommends that the Stockholders approve the selection by the Board of Directors of the firm of Geo. S. Olive & Co.LLC to serve as independent auditors for the Company for the year 1997. The firm has served as independent auditors for the Company since 1977. Audit services performed by Geo. S. Olive & Co.LLC during the fiscal year most recently completed include examinations of the financial statements of the Company and its subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting and filing of Federal and State Income Tax Returns.

     In the event the appointment of Geo. S. Olive & Co.LLC, as independent auditors for 1997 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1997 will be permitted to stand unless the Board finds other good reason for making a change. Management recommends a vote "FOR" the approval of the appointment of Geo. S. Olive & Co.LLC.



             RESULTS OF THE 1996 ANNUAL MEETING

     3,533,429 shares or 85.5% of the outstanding shares of the Company were voted in person or by proxy at the 1996 annual meeting which was
held April 26, 1996.   The proposals to elect  to the Board seven
Directors and to approve the appointment of Geo. S. Olive & Co.LLC to serve as independent auditors for the Company for the year 1996 were approved by the shareholders.



      SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Shareholder proposals for shareholder action at the 1998 annual meeting must be presented in writing at the offices of the Company on or before January 15, 1998. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible shareholder motions under the Corporation Law of the State of Indiana will be included on the 1998 meeting docket.


                       OTHER BUSINESS

     The management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

By order of the Board of Directors

JOHN R. WILSON
--------------
JOHN R. WILSON
Vice-President &
Chief Financial Officer


                          EXHIBIT A


                   ESCALADE, INCORPORATED

      1997 DIRECTOR STOCK COMPENSATION AND OPTION PLAN

1.  Purpose.

   The purpose of the Escalade, Incorporated 1997 Director Stock Compensation and Option Plan (the "Plan") is to foster and promote the long-term financial success of Escalade, Incorporated (the "Company") by
(i) aligning the personal interests of the directors with those of the Company's stockholders and (ii) attracting and retaining outstanding persons to serve as directors by enabling them to participate in the Company's growth through stock ownership.

2.  Shares Reserved under the Plan.

   There is hereby reserved for issuance under the Plan an aggregate of 100,000 shares of common stock, no par value, of the Company ("Common Stock") which may be authorized and unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all shares then subject to such option may again be used under this Plan.

3.  Participation.

   Participation in this Plan is open to all members of the Board of Directors of the Company, whether or not they are salaried officers or employees of the Company or any subsidiary.

4.  Election to Receive Annual Retainer and Fees in Shares of Company Stock.

         Each director may make an election to receive 25%, 50%, 75% or 100% of his or her annual retainer fee, chairman fee or regular meeting fees in shares of Company Common Stock. An election pursuant to this paragraph must be made in writing and delivered to the Secretary of the Company before the first day of the director's first annual retainer period for which the election is to be effective. Any election shall be effective from the first day of the retainer period and for successive retainer periods until terminated by the director by written notice given not less than ten days prior to the commencement of a retainer period. The election will entitle the director to receive on the last day of any annual retainer period for which the election is effective a number of shares of Company stock determined by dividing the elected portion of the fees for that retainer period by the fair market value of one share of the Company's Common Stock as of the first day of the retainer period. In the event any person becomes a director other than at the beginning of an annual retainer period, such person may make an election before the date on which such person becomes a director and will receive on the last day of such annual retainer period all or a portion of his or her retainer for the balance of that annual retainer period in shares of Company stock determined by dividing all or the elected portion of the retainer for the balance of such retainer period by the fair market value of one share of the Company's Common Stock on the first day of the period of service.

         Any fraction of a share shall be disregarded and the remaining amount of the retainer or meeting fees shall be paid in cash. Subject to applicable tax, securities and other laws, all shares of Company common stock issued pursuant to this paragraph 4 and specifically approved by the Board prior to issuance shall be freely transferable by the recipient. Absent specific Board approval, any such shares must be held by the recipient for no less than six months prior to the disposition thereof.

        For purposes of this paragraph, unless otherwise specified by the Board, an annual retainer period shall begin immediately after an annual meeting of the stockholders of the Company and end immediately before the succeeding annual meeting.


5.  Options to be Granted under the Plan.

         Each director electing to receive shares of Common Stock for all or a portion of his or her retainer fee, chairman fee or regular meeting fees during an annual retainer period pursuant to paragraph 4 hereof shall automatically be granted a non-qualified stock option on that date, at an option price equal to the fair market value of the Common
Stock on that date. The number of shares subject to the option shall be equal to 50% of the number of shares to be received by the director pursuant to paragraph 4 hereof. Any fraction of a share shall be disregarded. The option shall be subject to the following terms and conditions:

         (i) No option may be exercised during the first two years following the date of grant. Each option shall be fully exercisable on or after the second anniversary of the date of grant. An option shall also become fully exercisable upon the death of a director while serving on the Board or upon the retirement of a director from the Board at any time at or after age 62 or with the consent of the Board.

         (ii) No option may be exercised after termination of the director's service on the Board for any reason other than death or retirement. Any option granted under the Plan may be exercised for 12 months after retirement or death. However, no option may be exercised more than five years from the date the option is granted.

         (iii) An option may be exercised by delivery of written notice of exercise to the Secretary of the Company, accompanied by a check payable to the order of the Company for the full purchase price of the shares being purchased and any required tax withholding.

         (iv) No option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, an option may be transferred to the director's immediate family or trusts or family partnerships for the benefit of such persons.

         (v) The grant of any option may also be subject to other provisions as the Company deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of the Common Stock issuable upon exercise of any option and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements.

         (vi) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option, the Common Stock of the Company shall be changed into another kind of stock or into securities of another corporation or cash or other property, whether as a result of reorganization, sale, merger, consolidation or other similar transaction, the holder of any option shall thereafter be entitled to receive upon its due exercise the securities, cash or other consideration the holder would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock not theretofore purchased which could have been acquired through the exercise of such option.

6.  Administration.

         This Plan is intended to be self-governing and requires no discretionary action by any administrative body with respect to any transaction under the Plan. All grants of options to directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Plan. To the extent, if any, that questions of administration arise, they shall be resolved by the entire Board of Directors.

7.  Fair Market Value.

         For purposes of this Plan, fair market value shall mean the closing sale price for a share of the Company's Common Stock on the relevant date as reported by the primary stock exchange or stock market on which the Common Stock is authorized for trading, or such other source for reports of trading of the Common Stock as the Company's Board of Directors may reasonably select from time to time. If there are no reported trades of Common Stock on the relevant date, then Fair Market
Value shall be determined as of the close of business on the next following business day on which there is a reported trade. If this method is not available or does not accurately reflect the fair market value of the Common Stock, then the Company's Board of Directors shall make a good faith determination of the fair market value using any reasonable method of valuation.

8.  Taxes.

         The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive such delivery notice as far in advance as practicable and the Company may defer making delivery, if any such tax is payable, until indemnified to its satisfaction.

9.  Amendment, Suspension and Termination of Plan.

         The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to, or otherwise reflect, any change in applicable laws or regulations, or to permit the Company or its directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that no amendment shall be made without Share Owner approval, which increases the number of shares reserved for issuance hereunder.
No such amendment, suspension or termination shall impair the rights of directors under any outstanding options.

10. Stockholder Approval and Term.

         This Plan was adopted by the Board of Directors of the Company on February 22, 1997. The Plan shall be null and void if stockholder approval is not obtained at the Company's 1997 annual meeting of stockholders. The term of the Plan shall be for a ten-year period from the date of stockholder approval.



                          EXHIBIT B


                   ESCALADE, INCORPORATED

              1997 INCENTIVE STOCK OPTION PLAN


         1.   Effective Date.

         This Plan known as the Escalade, Incorporated 1997 Incentive Stock Option Plan (the "1997 Plan") was adopted on February 22, 1997 by the
Board of Directors (the "Board") of Escalade, Incorporated (the
"Company"), subject to approval at the Company's 1997 annual meeting of stockholders.

         2.   Purpose.

         This 1997 Plan is to afford an incentive to selected employees of the Company and of any subsidiaries of the Company to acquire a proprietary interest in the Company and to enable the Company and its subsidiaries to attract and retain such employees. It is further intended that options issued pursuant to this 1997 Plan will constitute incentive stock options within the meaning of Section 422 of the Code
(as defined herein).

         3.   Definitions.

         The following terms, when capitalized, shall have the designated meanings set forth below, unless a different meaning is plainly required by the context.

         (a)  "Change in Control" shall mean any of the following:

              (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing forty percent (40%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Company's Board of Directors; or

              (ii) the Company becomes a party to a merger, consolidation or share exchange in which either (A) the Company will not be the surviving corporation or (B) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

              (iii)  any other event that a majority of the
Company's Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Any specific provisions of the Code referenced herein shall be deemed to refer to corresponding provisions of any amendment, revision, or successor of the Code or such provisions adopted in lieu of the referenced provisions.



         (c) "Committee" shall mean the committee appointed for purposes of this 1997 Plan by the Company's Board of Directors from time to time by a resolution passed by a majority of the Board, or if no such committee has been appointed, then the Company's Board of Directors in its entirety.

         (d) "Common Stock" shall mean the Company's common stock, no par value per share as authorized by the Company's Certificate of Incorporation as of the effective date of this 1997 Plan and any class of stock subsequently authorized by the Company and issued in replacement of the then outstanding shares of the Company's common stock.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Any specific provisions of the Exchange Act referenced herein shall be deemed to refer to corresponding provisions of any amendment, revision, or successor of the Exchange Act or such provisions adopted in lieu of the referenced provisions.

         (f) "Exercise Date" shall mean the date that the Secretary of the Company receives written notice from an option grantee that the option grantee is exercising his or her right to purchase shares of Common Stock underlying an option granted under this 1997 Plan.

         (g) "Fair Market Value" shall mean the closing sale price for a share of Common Stock on the relevant date as reported by the primary stock exchange or stock market on which the Common Stock is authorized for trading, or such other source for reports of trading of the Common Stock as the Committee may reasonably select from time to time. If there are no reported trades of Common Stock on the relevant date, then Fair Market Value shall be determined as of the close of business on the next following business day on which there is a reported trade. If this method is not available or does not accurately reflect the fair market value of the Common Stock, then the Committee shall make a good faith determination of the fair market value using any reasonable method of valuation.

         (h) "Grant Date" shall mean the date that the Committee approves the granting of an option under this 1997 Plan.

         (i) "Incentive Stock Option" shall mean an option which qualifies as an incentive stock option under Section 422 of the Code.

         (j) "Option" shall mean any stock option granted or to be granted under the 1997 Plan for the purchase of a fixed number of shares of Common Stock at an exercise price established in accordance with
Section 6.

         (k) "Parent Corporation" shall have the definition provided in Section 424 of the Code.

         (l) "Subsidiary Corporation" shall have the definition provided in Section 424 of the Code.

         4.   Shares Available for Option Grants.

         The shares of the Company's stock which may be optioned and sold under this 1997 Plan shall not exceed 300,000 shares of Common Stock, which shares may be taken from the unissued but authorized shares of Common Stock, from treasury shares, or from Common Stock purchased by the Company from the open market. If for any reason an option under this 1997 Plan expires in whole or in part prior to exercise, shares subject to such expired option may again be subjected to an option under this 1997 Plan.

         5.   Eligibility; Continued Service.

         Options shall be granted only to persons who on the Grant Date are employees of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. The Committee will determine the employees to whom options are to be granted and the number of shares subject to each option. Participation in this 1997 Plan and the exercise or non-exercise of any option granted are entirely voluntary on the part of each employee to whom the option is offered.

         Under the terms of Section 422 of the Code, an option may be granted at any time prior to April 26, 2007; and an option may be exercised at any time within such time period as fixed by the Committee (but in no event more than five years after the Grant Date of such option). In determining stock ownership under this Section 5 and under
Section 6, the attribution rules of Section 424(d) of the Code shall apply.

         6.   Exercise Price.

         The price at which shares of Common Stock may be purchased under Incentive Stock Options granted hereunder shall be fixed by the Committee and shall not be less than the following:

         (a) 110% of the Fair Market Value on the Grant Date (but not less than par value), with respect to an option granted to an individual who owns more than ten percent of the value of the total outstanding stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company; or

         (b) the Fair Market Value on the Grant Date (but not less than par value), with respect to an option granted to individuals other than those described in subsection (a).

         7.   Exercise of Option.

         Options may be exercised from time to time by delivering to the Secretary of the Company written notice of exercise stating the number of shares of Common Stock with respect to which an option is being exercised. Upon exercise, the exercise price shall be paid in full by
(a) cash or check payable to the Company in United States dollars, (b) delivery of shares of Common Stock, or (c) a combination of both. The option grantee shall have the sole discretion as to which of the foregoing payment methods shall be utilized in connection with any exercise of an option. Payment by delivery of shares of Common Stock may be made by (i) the delivery of Common Stock already owned by the option grantee, or (ii) the exchange, in successive steps, of Common Stock to be received from the exercise of the option, with the result that the option grantee will receive from the exercise a net number of shares of Common Stock represented by the difference between the total number of shares with respect to which the option is being exercised and that number of shares the Fair Market Value (determined as of the Exercise Date) of which is equal to that portion of the price being paid by the delivery of shares of Common Stock.

         8.   Withholding Taxes.

         The Company or a Parent Corporation or Subsidiary Corporation of the Company shall require a payment from an option grantee to cover applicable withholding taxes. Upon the issuance of shares of Common Stock following an option exercise, the Company shall retain or sell without notice the number of shares of Common Stock otherwise to be issued to the option grantee which shares have an aggregate Fair Market Value (determined by the Company as of the Exercise Date) sufficient to satisfy the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such payment, remitting any cash balance relating to fractional shares to the option grantee; provided, however, that upon providing written notice to the Company no later than the Exercise Date, the option grantee shall have the right to provide the Company with sufficient funds prior to the issuance of the shares to enable the Company to pay such tax.



         9.   Time of Grant, Period of Options, and Right to
Exercise.

         Subject to the provisions and limitations of this 1997 Plan, options may be granted by the Company at such time or times as may be determined by the Committee during the period this 1997 Plan is in effect. The time or times when options granted hereunder or portions thereof shall become exercisable, the expiration dates of the options, the manner of their exercise, the number of options granted to each option grantee, and the terms of payment of the exercise price shall be as determined by the Committee at or prior to the respective Grant Dates of the options.

         Prior to the expiration of the option, each option granted hereunder shall be exercisable (to the extent the option grantee's right to exercise such option has vested) (a) during the lifetime of the option grantee only by the option grantee (except as provided in the following paragraph), and (b) while the option grantee is an employee of either the Company, a Parent Corporation or Subsidiary Corporation of the Company, or a corporation or Parent Corporation or Subsidiary Corporation of such corporation issuing or assuming the option in a transaction to which Section 424(a) of the Code applies, or within the three (3) month period immediately following the termination of such employment for reasons other than death or permanent disability (as defined in Section 22(e)(3) of the Code) or within the applicable period provided by the Code for termination due to death or permanent disability.

         In the event of the death of an option grantee at a time when the option grantee is entitled to exercise an option or any part thereof, the option grantee's estate, or any person who acquires the right to exercise the option grantee's option by bequest or inheritance or by reason of the option grantee's death, shall have such rights to exercise the option grantee's option as provided in the grant of the option to the option grantee as shall be permissible in the case of Incentive
Stock Options under the Code.

         10.  Limitation on Exercisability.

         The aggregate Fair Market Value (determined as of the Grant Date) of the shares of Common Stock issuable pursuant to the Incentive Stock Options granted under this 1997 Plan and under any other plan of the Company and any Parent Corporation and Subsidiary Corporation of the Company which are exercisable for the first time by any option grantee during any calendar year shall not exceed $100,000. Options for shares which are exercisable for the first time by any option grantee during any calendar year in excess of $100,000 shall be treated as nonqualified stock options, in accordance with Section 422(d)(1) of the Code.

         11.  Non-Transferability.

         Options granted hereunder shall be personal to the option grantee, and shall be non-assignable and non-transferable otherwise than by will and by the law of descent and distribution.

         12.  Adjustment of Shares.

         In the event there is any change in the Common Stock by reason of a stock dividend paid in shares of Common Stock, a recapitalization, a reclassification, a merger, a stock split, a split-up, a split-off, a spin-off, or a combination of shares with respect to the Common Stock, the exercise price under any option outstanding hereunder and the number of shares as to which such option is then exercisable shall be automatically adjusted by the Committee at the time of the event such that the option grantee's proportionate interest shall be maintained as before the occurrence of such event; and in any such case, an appropriate adjustment shall also be made in the total number of shares of Common Stock reserved for the future granting of options under this 1997 Plan. Any such adjustment made by the Committee pursuant to this 1997 Plan shall be binding upon the holders of all unexpired option rights outstanding hereunder. The Company shall give to each option grantee appropriate information as to any such adjustments.

         Except as expressly provided herein, the option grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option. The grant of an option pursuant to this 1997 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         13.  Change in Control.

         If a Change in Control of the Company occurs, the Committee shall make arrangements for the substitution of new options for the options, or for the assumption of the options, provided that such arrangements shall meet the requirements of Section 424(a) of the Code.
Notwithstanding the foregoing, any outstanding options subject to vesting which have not fully vested as of the date of a Change in Control shall automatically vest and become immediately exercisable unless the option grantee agrees otherwise.

         14.  Administration.

         This 1997 Plan shall be administered by the Committee, or, if no Committee has been appointed by the Board, shall be administered by the Board. All actions of the Committee shall be subject to the approval of the Board.

         The interpretation and construction by the Committee of any provisions of the 1997 Plan or of any option granted under it shall be final unless otherwise determined by the Company's Board of Directors. No member of the Company's Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the 1997 Plan or any option granted under it.

         15.  Indemnification.

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the 1997 Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.



         16.  Form of Option.

         Each option granted hereunder shall contain such provisions and conditions in addition to those included in this 1997 Plan as the Committee shall deem advisable, provided that no such additional provisions or conditions shall be inconsistent with this 1997 Plan.

         17.  Duration and Amendment.

         This 1997 Plan shall expire, unless sooner terminated by the Board, on April 25, 2007. This 1997 Plan may be terminated at any time as to all shares not then subject to outstanding options, by a resolution duly adopted by the Board. Neither the expiration nor the termination of this 1997 Plan shall affect any option theretofore granted hereunder.

         The Board may from time to time amend this 1997 Plan, except that:

         (a) the Board may not cause this 1997 Plan, as amended, to fail to qualify as a plan for the issuance of Incentive Stock Options; and

         (b) the Board must obtain the approval of the stockholders before the Board may:

              (i) increase the maximum number of shares for which options may be granted under this 1997 Plan, except as set forth in
Section 12 above;

              (ii) change the limitation with respect to the minimum price at which shares may be optioned; or

              (iii) take any other action for which the applicable tax, securities or other laws require the approval of the stockholders.

         Any amendment of this 1997 Plan shall apply to all options granted on or after the date of such amendment. If such amendment were also applied to options granted prior to the date of the amendment and would adversely affect the rights of such option grantee, the amendment may be made with regard to such prior options only with the consent of such option grantee.

         18.  Modification, Extension and Renewal of Options.

         Subject to the terms and conditions and within the limitations of this 1997 Plan, the Company's Board of Directors may modify, extend or renew outstanding options granted under this 1997 Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised)and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under this 1997 Plan.

         19.  No Rights as a Stockholder.

         An option grantee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares.
No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Sections 12 or 13 hereof.

         20.  Registration of Shares.

         Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained.

     21.  Rule 16b-3 Savings Clause.

     To the extent that they apply to persons subject to Section 16 of the Exchange Act, transactions under this 1997 Plan are intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations of the Exchange Act. Any provision of this 1997 Plan or action by the Committee or the Board shall be interpreted, wherever possible, to comply, and to the extent that it does not comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

     22.  Notices.

     All notices given, made, delivered, or transmitted to an option grantee by the Company shall be deemed duly given when mailed first class mail, postage prepaid, and addressed to the option grantee at the address last appearing on the records of the Company. An option grantee may change the address as shown on the records of the Company by giving written notice thereof to the Company.